EXHIBIT 24.2
POWER OF ATTORNEY
     Each of the undersigned does hereby appoint Celia A. Colbert and Kenneth C. Frazier, and each of them severally, to be his or her true and lawful attorney or attorneys to execute on behalf of the undersigned (whether on behalf of Merck & Co., Inc. (the “Company”), or as an officer or director thereof, or by attesting the seal of the Company, or otherwise) a Registration Statement in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock of Merck & Co., Inc. which may be purchased under the 2006 Non-Employee Directors Stock Option Plan (the “Plan”) covered by this Registration Statement, including amendments thereto and all other documents in connection therewith.
     IN WITNESS WHEREOF, this instrument has been duly executed as of the 19th day of December 2006.

MERCK & CO., INC.

By:	/s/ Richard T. Clark
Richard T. Clark
Chief Executive Officer and President
(Principal Executive Officer)

/s/ Judy C. Lewent
Judy C. Lewent
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

/s/ John Canan
John Canan
Vice President, Controller
(Principal Accounting Officer)

DIRECTORS

/s/ Lawrence A. Bossidy	/s/ Thomas E. Shenk

Lawrence A. Bossidy	Thomas E. Shenk

/s/ William G. Bowen	/s/ Anne M. Tatlock

William G. Bowen	Anne M. Tatlock

/s/ Johnnetta B. Cole	/s/ Samuel O. Thier

Johnnetta B. Cole	Samuel O. Thier

/s/ William B. Harrison, Jr.	/s/ Wendell P. Weeks

William B. Harrison, Jr.	Wendell P. Weeks

/s/ William N. Kelley	/s/ Peter C. Wendell

William N. Kelley	Peter C. Wendell

/s/ Rochelle B. Lazarus
Rochelle B. Lazarus